UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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FGBC BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
April 23, 2007
Dear Shareholder:
     On behalf of the board of directors and management of FGBC Bancshares, Inc., I cordially invite you to the annual meeting of shareholders to be held on Monday, May 21, 2007, at 10:00 a.m. local time at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 for the following purposes:
1)	Elect Class III Directors. To elect five Class III directors to serve three-year terms until the Company’s 2010 annual meeting of shareholders.

2)	Approval of 2007 Equity Plan. To approve the FGBC Bancshares, Inc. 2007 Equity Plan as a replacement to the Company’s existing stock option plan.

3)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2007.

4)	Other Business. To transact such other or further business as may properly come before the annual meeting and any adjournment or postponement thereof.
     The accompanying proxy statement includes a formal notice of the annual meeting, information concerning the proposals to be voted on and other information concerning the annual meeting.
     A form of proxy is enclosed, and you are urged to complete, sign and return it to FGBC Bancshares, Inc. as soon as possible in the enclosed, postage prepaid envelope. If you attend the annual meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the annual meeting.
     Your continued support of the Company is very important. I look forward to welcoming you at the meeting.

Sincerely,

Jackie L. Reed
President and Chief Executive Officer

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 21, 2007

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), will be held on Monday, May 21, 2007, at 10:00 a.m. local time at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, for the following purposes:
1)	Elect Class III Directors. To elect five Class III directors to serve three-year terms until the Company’s 2010 Annual Meeting of Shareholders.

2)	Approval of 2007 Equity Plan. To approve the FGBC Bancshares, Inc. 2007 Equity Plan as a replacement to the Company’s existing stock option plan.

3)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2007.

4)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
     The board of directors has fixed the close of business on April 11, 2007 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection by shareholders at the Annual Meeting.
     Detailed information relating to the above matters is set forth in the accompanying proxy statement dated April 23, 2007. Whether or not you expect to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-prepaid envelope as promptly as possible. If you do attend the Annual Meeting in person, you may, of course, withdraw your proxy should you wish to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the Annual Meeting.

By Order of the Board of Directors,

JACKIE L. REED
President and Chief Executive Officer
Franklin, Georgia
April 23, 2007

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
(770) 830-1233

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2007

GENERAL INFORMATION
     This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), for use at the annual meeting of shareholders to be held at 10:00 a.m. local time on Monday, May 21, 2007, at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 and at any and all adjournments or postponements thereof.
     This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 23, 2007. A copy of the Company’s Annual Report on Form 10-K accompanies this proxy statement.
     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If the enclosed proxy is duly executed and returned prior to the Annual Meeting but no directions are specified, the shares will be voted “FOR” the election of the director nominees recommended by the board of directors, “FOR” the approval of the FGBC Bancshares, Inc. 2007 Equity Plan, “FOR” ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. Any written notice revoking a proxy should be sent to: FGBC Bancshares, Inc., P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.
     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company’s common stock, no par value (the “Common Stock”), as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.
     The board of directors of the Company has fixed the close of business on April 11, 2007, as the record date (“Record Date”) for determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 9,066,298 shares of Common Stock outstanding and held by approximately 1,245 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the beneficial ownership of our common stock as of April 11, 2007 by (i) each director; (ii) each executive officer who is identified under the section entitled “Executive Compensation”; and (iii) all of the directors and identified executive officers as a group. The Company is not aware of any beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name	Positions Held	Shares Owned[1]	Percentage[1]

Gregory S. Akins	EVP and Chief Credit Officer	48,333[2]	0.53%

Roy L. Denney	Director	201,875[3]	2.23%

Walter D. Duke	Director	177,111	1.95%

Page E. Goodson	EVP and Chief Operations Officer	117,014[4]	1.29%

Wyche T. Green, III	Director	25,676	0.28%

Gregory M. Hagan	Director	120,092	1.32%

George B. Hamil, Jr.	Director	115,530[5]	1.27%

Terry L. Harper	Director	27,967	0.31%

Emmett K. Harrod	Director	39,232	0.43%

Howard J. Lindsey	Director	140,103	1.55%

Name	Positions Held	Shares Owned[1]	Percentage[1]

Teresa L. Martin	EVP and Chief Financial Officer	67,153[6]	0.74%

Dennis H. McDowell	Director	442,733	4.88%

Edward R. Newbern	Director	240,349[7]	2.65%

Jackie L. Reed	Chief Executive Officer/Director	106,248[8]	1.17%

Carl R. Sewell, Jr.	Director	164,947	1.82%

Bart R. Smith	Director	69,405	0.77%

Gleamer L. Smith, Jr.	Director	104,165[9]	1.15%

David G. Sorrell	Director	15,000	0.17%

Robert L. Stewart, Jr.	Director	117,611[10]	1.30%

All directors and executive officers as a group (19 individuals)		2,340,544[11]	25.81%

(1)	The information shown above is based upon “beneficial ownership” concepts as set forth in rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote, or to direct the voting of, such security, or has or shares “investment power”, which includes the power to dispose, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

(2)	Includes options for 8,333 shares that either are exercisable or become exercisable within 60 days.

(3)	Includes 17,500 shares held in Mr. Denney’s spouse’s retirement plan.

(4)	Includes options for 55,337 shares that either are exercisable or become exercisable within 60 days.

(5)	Includes 57,472 shares held for Mr. Hamil’s account in the Southern Therapy Services, Inc. retirement plan.

(6)	Includes options for 39,106 shares that are either exercisable or become exercisable within 60 days and 1,446 shares held by Ms. Martin as custodian for her minor child.

(7)	Includes 142,342 shares held in the Eddie G. Newbern Retirement Trust.

(8)	Includes options for 66,406 shares that are either exercisable or become exercisable within 60 days.

(9)	Includes 3,541 shares held in Mr. Smith’s spouse’s individual retirement plan.

(10)	Includes 27,851 shares held in a family limited partnership and 2,795 shares held by his wife as custodian for his minor child.

(11)	Includes options for 169,182 shares that are either exercisable or become exercisable within 60 days.
     Changes in Control. There are no arrangements that may result in a change of control of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, the Company believes that all filing requirements were complied with on a timely basis.
PROPOSAL NO. 1 —
ELECTION OF CLASS III DIRECTORS
     At the Annual Meeting five Class III directors will be elected each to serve for a three-year term of office.
     The Company’s articles of incorporation divide the board of directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class III directors expires at the 2007 Annual Meeting. The board of directors has set the number of the Class III directors at five. The board of directors has nominated the following persons for Class III membership on the board, and unanimously recommends a vote “FOR” the election of these persons: Walter D. Duke, George B. Hamil, Jr., Terry L. Harper, Howard J. Lindsey and Robert L. Stewart Jr.
     All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the five Class III nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting at which a quorum is present.
     The board of directors unanimously recommends a vote “FOR” the election of the five nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS
General
     The following table gives certain information about the current members of our board of directors and our executive officers, including their ages as of April 23, 2007 and the positions they hold with the Company and its banking subsidiary, First Georgia Banking Company (the “Bank”). Except for David G. Sorrell, who joined the board in 2006, each of the Company’s directors has served as a director since the Company’s incorporation in 2004. All of the Company’s directors other than Jackie L. Reed, Terry L. Harper, Roy L. Denney and Carl R. Sewell, Jr. qualify as “independent” directors as defined in Nasdaq Rule 4200(a)(15).

Name	Class (if a director)	Age	Position(s) Held

Gregory S. Akins		49	EVP and Chief Credit Officer

Roy L. Denney	I	64	Director

Walter D. Duke	III	63	Director

Page E. Goodson		47	EVP and Chief Operations Officer

Wyche T. Green, III	II	35	Director

Gregory M. Hagan	I	47	Director

George B. Hamil, Jr.	III	53	Director

Terry L. Harper	III	59	Director

Emmett K. Harrod	I	60	Director

Howard J. Lindsey	III	47	Director

Teresa L. Martin		36	EVP and Chief Financial Officer

Dennis H. McDowell	II	64	Director

Edward R. Newbern	I	40	Director

Jackie L. Reed	II	56	Chief Executive Officer/Director

Carl R. Sewell, Jr.	II	51	Director

Name	Class (if a director)	Age	Position(s) Held

Bart R. Smith	I	40	Director

Gleamer L. Smith, Jr.	II	61	Director

David G. Sorrell	II	55	Director

Robert L. Stewart, Jr.	III	54	Director
     The following text gives certain additional information concerning our directors and executive officers, including their business experience during the last five years.
     GREGORY S. AKINS. Mr. Akins is the EVP and Chief Credit Officer of the Bank and the Company. He previously served as Chief Financial Officer of Citizens Bank & Trust of West Georgia from 1982 until joining the Bank in June 2005. From 1980 to 1982 Mr. Atkins served as Assistant Bank Examiner with the Georgia Department of Banking and Finance. He graduated from the University of West Georgia in 1980 with a B.S. in Accounting and resides in Bowdon, Georgia. Carl R. Sewell, Jr., one of the Company’s directors, is Mr. Akin’s brother-in-law.
     ROY L. DENNEY. Mr. Denney has been the CEO of Southern A & E, an architectural and engineering firm in Austell, Georgia since 1998. He has over 30 years of experience in the area of architecture and graduated from Georgia Tech in 1965 with a B.A. in this field. He served as a director on the advisory board of Citizens & Southern National Bank (now Bank of America) from 1994 until 1997. Mr. Denney resides in Carrollton, Georgia. Page Goodson, the Bank’s and Company’s EVP and Chief Operating Officer, is Mr. Denney’s son-in-law.
     WALTER D. DUKE. Mr. Duke has been the owner of Walter D. Duke & Associates, a tax-consulting firm, since 1973. Mr. Duke is also a partner with Wiggins & Duke, where he has served as a sales representative for health aids since 1998. Mr. Duke graduated from Georgia State in 1965 with a B. B. A. and resides in Carrollton, Georgia.
     PAGE E. GOODSON. Mr. Goodson is the EVP and Chief Operations Officer of the Bank and the Company. He served as the Executive Vice President of Regions Bank of Heard County from August, 1996 until September, 2003 when he joined the Bank’s organization efforts. Prior to that time he served on the Board of Directors and was the Executive Vice President of the Bank of Heard County in Franklin, Georgia, from 1982 until 1996. He graduated from the University of West Georgia in 1982 with a B.S. in Finance and resides in Carrollton, Georgia. Roy L. Denney, one of the Company’s directors, is Mr. Goodson’s father-in-law.
     WYCHE T. GREEN, III. Mr. Green has worked for Greenway Medical Technologies in Carrollton for over five years, serving as its President and CEO since 2000. He graduated from

Auburn University in 1994 with a B.A. in Management. Mr. Green resides in Carrollton, Georgia.
     GREGORY M. HAGAN. Mr. Hagan has served as Vice President of Operations and Chief Operating Officer for Franklin Aluminum Company in Franklin, Georgia since 1989. This firm has employed him in various positions since 1982. He has served on the advisory board of Regions Bank of Heard County and is a graduate of Purdue University. Mr. Hagan resides in Carrollton, Georgia.
     GEORGE B. HAMIL, JR. Mr. Hamil has served as President and CEO of Southern Therapy Services, Inc. in Carrollton, Georgia since 1985. He has a degree in physical therapy from the Medical College of Georgia, as well as a Masters of Education in Counseling from West Georgia College. Mr. Hamil has also been a partner in Southern Properties, a real estate investment firm in Carrollton, since 1988. He served on the advisory board of Regions Bank for over five years. Mr. Hamil resides in Carrollton, Georgia.
     TERRY L. HARPER. Mr. Harper has been an insurance agent with State Farm Insurance in Franklin, Georgia since 1980. He has also been an associate broker with Harper Realty in Franklin since 1980. In addition to his real estate and insurance licenses, he holds a series 6 and 63 licenses from the NASD. Mr. Harper served as a director of the Bank of Heard County from 1994 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County for five years. Mr. Harper resides in Roopville, Georgia.
     EMMETT K. HARROD. Mr. Harrod served as Judge of the Probate Court of Heard County in Franklin, Georgia from 1986 until his retirement in 2000. He currently owns Double H Farms in Ephesus, Georgia and is frequently called upon to use his legal experience as a mediator. Mr. Harrod has also served as president of Harrod Logging & Timber since 1980, and has been a partner in JCC Cattle Company since 1992. He served as a director of the Bank of Heard County from 1988 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County until April, 2003. Mr. Harrod resides in Roopville, Georgia.
     HOWARD J. LINDSEY. Dr. Lindsey is an orthodontist and has been the president of H. Jeffrey Lindsey, DMD, PC in Carrollton, Georgia since 1986. He is a graduate of the University of Kentucky School of Dentistry, and received an MSD from the graduate school there. Dr. Lindsey is a founding trustee of the Georgia Dental Holding Company in Atlanta, a for-profit arm of the Georgia Dental Association that oversees insurance operations of the Association. He also served for five years as an advisory director of the Regions Bank of Carroll County from 1996 until 2001. Dr. Lindsey resides in Carrollton, Georgia.
     TERESA L. MARTIN. Mrs. Martin is the EVP and Chief Financial Officer of both the Bank and the Company. She previously served as Chief Financial Officer of Community Capital Bank in Jonesboro from February, 2003 until she joined the Bank’s organizational effort in May, 2003. Prior to her employment with Community Capital Bank, Mrs. Martin was employed for 15 years with Community Trust Bank in Hiram where she served in various capacities.

Mrs. Martin is a graduate of Kennesaw State University, receiving both undergraduate and MBA degrees. She holds a CPA license and resides in Douglasville, Georgia.
     DENNIS H. McDOWELL. Mr. McDowell is a builder/developer and has been the owner of D. H. McDowell & Associates in Carrollton, Georgia since 1969. He also has been the owner of Chattahoochee Mortgage & Investment and Secured Realty, both located in Carrollton, since 1994. Mr. McDowell served on the advisory board of Colonial Bank in Carrollton from 1999 until 2002. Mr. McDowell resides in Carrollton, Georgia.
     EDWARD R. NEWBERN. Mr. Newbern is actively employed in the real estate development area as a partner in several real estate development operations in Carrollton, as well as controlling interest in the Riverview Retirement Living, LLC in Carrollton. He has been a real estate developer since 1991. Mr. Newbern resides in Bremen, Georgia.
     JACKIE L. REED. Mr. Reed has been the President/CEO of the Bank since its inception and has served in the same capacity for the Company since its formation. He was the president and CEO of Regions Bank of Carroll and Heard Counties from 1996 until his resignation in 2003. Prior to that time he was CEO of the Bank of Heard County in Franklin, Georgia, from 1994 until 1996. From 1977 until 1994 Mr. Reed served as Vice President and director of the Bank of Heard County. He graduated from the University of Alabama with a B.S. in Finance. Mr. Reed resides in Carrollton, Georgia.
     CARL R. SEWELL, JR. Mr. Sewell has been the president and manager of daily operations of The Ray Sewell Company in Bremen, Georgia, which is a family-owned publishing, real estate and investment company, since 1978. He graduated from the University of Alabama with a B.S. in Marketing. Mr. Sewell resides in Bremen, Georgia. Greg Akins, the Bank’s and Company’s EVP and Chief Credit Officer, is Mr. Sewell’s brother-in-law.
     BART R. SMITH. Mr. Smith has been the general manager of Don Rich Ford Co., Inc. in Villa Rica, Georgia, since 2004. He served as assistant general manager from 1986 to 2004. He has been with the family-owned company, which was started in 1971, since 1986.
     GLEAMER L. SMITH, JR. Mr. Smith is an attorney who has practiced in Carrollton, Georgia since 1983. He received a B.A. from the State University of West Georgia, and his Juris Doctor from the University of Georgia School of Law. He served on the Board of Citizens & Merchants Bank in Bremen, Georgia from 1981 to 1986. Mr. Smith resides in Atlanta, Georgia.
     DAVID G. SORRELL. Mr. Sorrell is the President of Sorrell and Associates, LLC, a financial services risk management and consulting firm that he formed in 2005. Prior to then he served as the Commissioner of the Georgia Department of Banking & Finance (the “DBF”) from 2002 until 2005. Mr. Sorrell served in various capacities with the DBF since 1974 including Acting Commissioner, Sr. Deputy Commissioner, Deputy Commissioner for Supervision and the Director of Administration. He also serves on the Bankers’ Advisory Board of the Conference of State Bank Supervisors. Mr. Sorrell graduated from the University of Alabama with a B.S. in Finance in 1973 and from the Graduate School of Banking at the University of Wisconsin, Madison in 1985. He resides in Chamblee, Georgia.

     ROBERT L. STEWART, JR. Mr. Stewart has been associated with J. Smith Lanier & Company, an insurance firm in Carrollton, Georgia, since 1988 and became managing director of the firm in 1999. He is also a partner in several real estate sales & development companies in Franklin and Carrollton. Mr. Stewart served as an advisory director on the Regions Bank of Carroll County Board from 1997 until April 2003. He also worked as a loan officer at Carrollton State Bank from 1978 to 1981. Mr. Stewart resides in Carrollton, Georgia.
Code of Ethics
     The Company’s bank subsidiary has adopted a code of ethics applicable to its officers and employees in 2003. Although the code does not satisfy all of the criteria set forth in Item 406(b) of the Securities and Exchange Commission Regulation S-K, the board of directors believes that it is reasonably designed to promote ethical conduct and prevent conflicts of interest. Because the existing code accomplishes these objectives, the board of directors did not believe that it was necessary to adopt an additional code of ethics that complies with the SEC definition at this time, although we may do so in the future.
Meetings and Committees of the Board of Directors
     The Company’s board of directors held five meetings during 2006. The board of directors of the Bank held twelve meetings during the year. All directors attended at least 75% of the total number of meetings held by the board of directors and the committees on which such directors served during 2006.
     The Company’s board of directors has an Executive/Nominating Committee. Although the Company does not have a separately-designated Audit Committee or Compensation Committee, the Bank’s board of directors does have an Audit Committee and a Compensation Committee. Because the Company merely serves as a holding company for the Bank with no independent operations, the Bank’s Audit Committee and Compensation Committee have served as de facto committees for the Company.
     The Company’s Executive/Nominating Committee consists of George B. Hamil, Jr., Howard J. Lindsey, Terry L. Harper, Jackie L. Reed and Gleamer L. Smith, Jr. Its primary function is to serve as the Company’s management group when the full board is not in session in accordance with the procedures and limitations set forth in the Company’s bylaws. This committee also fulfills nominating functions for the board, although it does not have a formal charter covering those functions. No formal charter has been adopted to date due to the Company’s relative small size and the belief that it could properly function without the need for a formal charter. Although the Company has not adopted any formal nominations process, the general criteria that will be considered in determining director nominees is described under “Consideration of Director Candidates” below.
     The Bank’s Compensation Committee consists of Wyche T. Green, III, Gregory M. Hagan, Edward R. Newbern, George Randall Pugh and Carl R. Sewell, Jr. The committee has adopted a written charter, which is attached to this proxy statement as Appendix A. Additional information regarding the Compensation Committee, including its responsibilities, is set forth within the section of this proxy statement entitled “Compensation Discussion and Analysis.

     The Bank’s Audit Committee consists of Walker D. Duke, Emmett K. Harrod, Gregory Shadix and Bart R. Smith. Since the Company does not have a separately-designated audit committee, all of these individuals other than Mr. Shadrix, who is not a director of the Company, serve as the group that performs the role of an audit committee for the Company. The Audit Committee oversees and reviews the internal and independent audit function of the Company and reports the Committee’s findings and recommendations to the board. The composition of the Company’s Audit Committee (excluding Mr. Shadix since he is not a Company director) complies with the Nasdaq rule for audit committees because the Committee has at least three members, all of whom are independent directors under the applicable Nasdaq rule. The board of directors has determined that Walter D. Duke qualifies as an audit committee financial expert under SEC rules. The Audit Committee has adopted a charter which is attached as Appendix B to this proxy statement.
Audit Committee Report
     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2006, with the Company’s management. The committee has also discussed with Mauldin & Jenkins, LLC, the independent auditors, the matters required to be discussed by Statement on Accounting Standards Number 61.
     The Audit Committee has received the written disclosures and the letter from Mauldin & Jenkins, LLC required by Independence Standards Board Standard No. 1 and has discussed with Mauldin & Jenkins, LLC its independence.
     Based on the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

The Audit Committee
/s/ Walter D. Duke

/s/ Emmett K. Harrod

/s/ Bart R. Smith
Consideration of Director Candidates
     In evaluating potential nominees, the board of directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The board of directors will also consider the extent of the candidate’s business acumen and experience and such other factors as it deems appropriate in any given circumstance. Other than these general guidelines and adherence to the

Company’s bylaws, the board of directors does not have any formal procedures that it follows in connection with the nominations process. The board of directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of the Company’s shareholders.
     The board of directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s main address.
Shareholder Communications with the Board of Directors
     The Company’s board of directors welcomes all communications from shareholders to the board of directors and/or management. Communications received by management will be discussed with the Chairman of the board, who is then responsible to exercise his or her discretion whether to present the communication to the full board. Each board member who receives communications directly from shareholders exercises his or her own discretion upon whether to present the communications to the board of directors. Shareholders who wish to communicate with the board or any of its members may direct such communication to the Company’s main address.
     The Company does not have a formal policy regarding director attendance at the Company’s annual meeting, although all directors are encouraged to attend. All of our directors attended last year’s annual meeting.
Certain Relationships and Related Transactions
     Certain of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Company’s bank subsidiary in the ordinary course of business during 2006, and such transactions are expected to continue in the future. All loans and commitments to loan included in these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a nominal risk of collectibility or present other unfavorable features. None of the loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated were non-performing as of December 31, 2006. Total loans outstanding to all directors and executive officers of the Company and First Georgia Banking Company, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $7,152,036 at December 31, 2006. All extensions of credit to directors, executive officers or related parties, regardless of size or maturity, must be approved by the full board of the Bank. The interested party must physically leave the presence of the other directors during the discussion of the transaction.

     The Company recognizes that transactions between the Company or the Bank and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. While the Company has not adopted any formal policy or procedure, the Board of Directors follows an informal policy of reviewing and, if appropriate, approving any transaction in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest, including any transaction that would require disclosure pursuant to Item 404(a) of the SEC’s Regulation S-K. After its review, the Board (with the interested party abstaining) will only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.
COMPENSATION DISCUSSION AND ANALYSIS
     This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2006 that applied to the executives named in the summary compensation table below. It explains the structure and rationale associated with each material element of each named executive’s total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts that follow.
Compensation Philosophy and Objectives
     The Compensation Committee, which is composed of at least three independent directors, sets and administers the policies that govern the Company’s executive compensation programs, and various incentive and stock option programs. All decisions relating to the compensation of the named executive officers are shared with the full board.
     The Company seeks to target executive compensation at levels that it believes to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the Company’s level of annual and long-term performance. In general, for senior management positions of the Company, including the named executive officers, the Company will pay base salaries that target the market median of other financial institutions of similar asset size, growth strategy, complexity and similar products and markets. Goals for specific components include:
•	Base salaries for executives generally are targeted at the 50th percentile.

•	The Annual Incentive Plan will generally target cash compensation at the 50th percentile when target performance-based goals are achieved and between the 60th and 75th percentiles if annual goals are exceeded.

•	Performance-based Long-Term Incentives will generally target equity compensation at the 50th percentile when target goals are met, with the potential for awards between the 60th and 75th percentiles when long-term goals are exceeded. No equity awards will be made if long-term performance goals are not met.

Compensation-Related Governance and Role of the Compensation Committee
     Committee Charter and Members
     The Compensation Committee’s primary responsibilities are to: (1) determine the compensation payable to executive officers; (2) evaluate the performance of the Chief Executive Officer and the relationship between performance and the Company’s compensation policies for the Chief Executive Officer and other executive officers; (3) issue reports in accordance with SEC rules regarding compensation policies; and (4) approve and administer stock-based, profit-sharing and incentive compensation plans. The Charter of the Compensation Committee is attached as Appendix A to this proxy statement. As of December 31, 2006, the Committee was comprised of at least three members of the Board each of whom: (a) met the independence requirements of the appropriate public market listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; (b) qualify as “non-employee directors” as defined in Section 16 of the Securities Exchange Act of 1934; and (c) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. Compensation Committee Members in 2006 included: Gregory M. Hagan, Chair, Wyche T. Green, III and Edward R. Newbern. The Compensation Committee was expanded by two members for 2007: George Randall Pugh, and Carl Ray Sewell, III. Mr. Pugh is a Bank director. He does not serve as a Company director.
     Interaction with Consultants
     The Compensation Committee engaged compensation consultants to provide an executive compensation review in 2006. Clark Consulting conducted an independent, third-party peer compensation review of 21 similar banking institutions. Working with both the Compensation Committee and the Executive Management team, Clark Consulting identified factors used to establish a peer group of banks for the Company, such as size, asset growth of the institution, geographic footprint, number of branches, and performance. Clark Consulting studied executive compensation at 21 peer banks and identified and provided in-depth written reports to the Company’s Compensation Committee. Through the peer-review process conducted by Clark, the Company’s board and management were able to assess executive compensation against banking industry peers. For more information on the compensation review, see “Pay Level and Benchmarking” below.
     Role of Executives in Compensation Committee Deliberations
     The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally, other executives may attend a Committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation to recommend to the full board.
     The CEO does not provide the recommendations for changes in his own compensation. The Compensation Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation for recommendation to the full board are made in executive session, without the CEO present. The Committee initiates any changes in the CEO’s compensation based on periodic market reviews and recommendations from outside consultants. Relative to executives other than the CEO, the Committee uses the CEO’s proposals and input from Clark Consulting in making its recommendations to the full board.
     Compensation Committee Activity
     In 2006, the Compensation Committee and the sub-committee met a total of three times. The activities included the following: approval of the Compensation Committee charter, approval of employee 2006 bonus payouts and 2007 salary increases, and retention of Clark Consulting for an Executive Compensation review.
Compensation Framework
     Summary of Pay Components
     The Company uses the pay components listed below to balance various objectives. The Company believes that its compensation framework helps encourage achievement of strategic objectives and creation of shareholder value, recognize and reward individual initiative and achievements, maintain an appropriate balance between base salary and annual and long-term incentive opportunity, and allow the Company to compete for, retain, and motivate talented executives critical to its success.
     Salary
     The Company pays its executives cash salaries intended to be competitive by taking into account total compensation market reviews, the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The Company targets salaries at the 50th percentile of competitive practice. Salary decisions also take into account the positioning of projected total compensation with target-level performance incentives.
     The Company’s board of directors approved the compensation for the named executive officers for 2007, which were made effective January 1, 2007. The board approved the following annual salaries:

Mr. Reed	$230,000
Mr. Goodson	$156,000
Ms. Martin	$156,000
Mr. Akins	$156,000
     Annual Cash Incentive
     The Company’s bank subsidiary was established in November 2003 and just moved out of de novo status. No bonuses were paid out in either 2003 or 2004. Starting in 2005, the Bank paid out discretionary bonuses. In 2006 incentives were paid on a discretionary basis, and payouts were informally tied to the Bank’s net income, growth and individual performance.

     The table below shows the 2006 award opportunities at target as well as each executive’s actual award as a percentage of salary in 2006.

Executive	2006 Target Award	Actual Payout 2006	Actual Payout 2006
Jackie Reed	25%	$50,000	25.0%
Page Goodson	25%	$37,500	25.0%
Teresa Martin	25%	$33,750	25.0%
Greg Akins	25%	$33,750	25.0%
     On February 15, 2007, the Company approved an increase in the 2007 annual incentive target for its CEO to 40% of his salary. The Company is implementing a performance-based annual incentive plan for 2007 that will incorporate market competitive payout levels and specific performance criteria.
     Long-Term Incentives
     The Company has paid equity, in the form of stock options to the executives in the year the Bank formed (2003) and again in 2005. The Company currently maintains its 2003 Stock Option Plan. If the Company’s shareholders approve the 2007 Equity Plan, which is described in this proxy statement, then no further awards will be granted under the 2003 plan. Named executive officers did not receive any long-term incentive awards in 2006.
     The Company desires to motivate and reward executives relative to driving superior future performance, so the Company does not currently consider prior stock compensation gains as a factor in determining future compensation levels.
     Timing of Equity Grants
     The Company does not have a formal written policy guiding the timing of equity grants as described above. All equity grants were made after formal compensation committee approval and subject to full board approval. The Company has reviewed its equity grant practices and has confirmed that all past equity grants have been consistent with SEC guidelines.
     401(k) Plan
     The Company sponsors a 401(k) Plan pursuant to which the Company makes a safe harbor contribution. The purpose of the plan is to reward employees for their productivity and service and provide employees with greater retirement income. The 401(k) and safe harbor contributions satisfy the safe harbor rules in Code Section 401(k)(12) and Code Section 401(m)(11), which include providing for a mandatory contribution of at least 100% of each participant’s 401(k) contributions up to three percent of compensation. The amended plan also provides for 100% vesting of all accounts.

     Other Compensation
     The executive officers identified in the Summary Compensation Table below participate in the Company’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs. For each of the named executive officers, the Company also provides the following types of perquisites: paid health insurance premiums, business and personal use of a Company car (including a fuel allowance) for transportation for the executives, customers, employees and directors (or a car allowance in lieu of a company car); social and civic club dues for networking and entertaining; and business and personal use of a cell phone for accessibility to the executive.
Pay Level and Benchmarking
     In 2006, the Compensation Committee worked with Clark Consulting to review total compensation levels for the named executive officers. This review included base salary, annual cash incentives, all forms of equity compensation, and all other forms of compensation.
     The primary data source used in setting competitive market levels for the executives is the information publicly disclosed by a “2006 Peer Group” of the 21 companies listed below. These companies include banks of similar size and geographic location.
2006 PEER GROUP

Southern Community Financial	SCMF
First Security Group Inc.	FSGI
Pinnacle Financial Partners	PNFP
Gateway Financial Holdings	GBTS
Centerstate Banks of Florida	CSFL
Nexity Financial Corporation	NXTY
Integrity Bancshares Inc.	ITYC
Vision Bancshares Inc.	VBAL
Bancshares of Florida Inc.	BOFL
Coast Financial Holdings Inc.	CFHI
Omni Financial Services, Inc.	OFSI
Southcoast Financial Corp.	SOCB
Capital Bancorp Inc.	CPBB
First Community Corp.	FCCO
BNC Bancorp	BNCN
American Community Bcshs	ACBA
New Century Bancorp Inc.	NCBC
Crescent Financial Corp.	CRFN
Greenville First Bancshares	GVBK
TN Commerce Bancorp Inc	TNCC
First Reliance Bcshs	FSRL
     In addition, the Executive Compensation Review also referenced published survey sources including Watson Wyatt, Mercer, Bank Administration Institute, Georgia Bankers Association and American Community Bankers.
     After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.
Adjustment or Recovery of Awards
     The Company has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances. If the Company is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.
Employment Agreements — Payments
     The Company entered into a separate employment agreement with each of the four named executive officers, and all four have identical contracts, with the exception of the effective dates and compensation levels. The Company entered into five-year employment agreements with the named executives on the following dates:

Mr. Reed	April 14, 2003
Mr. Goodson	September 5, 2003
Ms. Martin	May 20, 2003
Mr. Akins	June 24, 2005
     The summary below pertains to Mr. Reed, Mr. Goodson, Ms. Martin and Mr. Akins.
     Under the terms of the agreement, Company provides the named executives with a base salary and performance bonus. The agreements also provided for a stock grant upon the initial sale of stock. The agreements state that named executives are also eligible for other compensation programs that the Bank may have or adopt for the benefit of its employees. Executive benefits include comprehensive annual physicals, a company car, a reasonable expense account and reimbursement for attendance at trade associations for the executive and their spouse. At the end of each year of the agreement, it renews for an additional year, unless either of the parties to the agreement gives notice of his or its intent not to renew the agreement at least 90 days prior to the renewal date. If the Company terminates the executive without cause the executive will be entitled to two months salary (12 months for Mr. Akins). If the Company should terminate an executive during the term of their agreement and within one year after a change of control, or if the executive terminates with good reason, the executive will receive an amount equal to two times their existing base salary. This severance payment will be in addition to any other amount due to the executive such as non-forfeitable deferred compensation amounts, or potential payouts under a long-term incentive plan. If any restricted stock or stock option plans are terminated involuntarily upon the change in control, all stock and stock options will immediately vest and be distributed.
Tax and Accounting Considerations
     The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised 2004), the Company must expense the grant-date fair value of share-based grants such as restricted stock and stock options. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.

     Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation the Company paid in 2006 to the named executive officers is expected to be deductible under Section 162(m).
Conclusion
     The Company believes its compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, company, and share-value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet the Company and shareholder objectives.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The table below provides information concerning the compensation paid to our chief executive officer, our chief financial officer, and other two executive officers for services in all capacities for the year ended December 31, 2006.

							Change in
							Pension Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and				Stock	Option	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	Earnings ($)	($)[1]	Total ($)

Jackie L. Reed,	2006	200,000	50,000	—	—	—	—	40,406	290,406
CEO and President

Teresa L. Martin	2006	135,000	33,750	—	—	—	—	28,810	197,560
EVP and CFO

Page E. Goodson	2006	150,000	37,500	—	—	—	—	28,080	215,580
EVP and COO

Gregory S. Akins	2006	135,000	33,750	—	—	—	—	35,531	204,281
EVP and CCO
Outstanding Equity Awards at December 31, 2006
     The following table provides information concerning unvested options and unexercised options as of December 31, 2006. There were no other forms of outstanding equity awards as of December 31, 2006.

[1]	All Other Compensation includes items such as expenses to insure and maintain the company provided vehicle or an equivalent auto allowance, Bank director fees for the CEO and CFO, social club dues, health insurance, 3% 401(k) company match and cell phones.

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Jackie L. Reed	66,406	88,541	—	4.52	9/19/2013
CEO and President

Teresa L. Martin	33,203	—	—	4.52	9/19/2013
EVP and CFO	5,902	11,805	—	10.00	8/18/2015

Page E. Goodson	55,338	—	—	4.52	9/19/2013
EVP and COO

Gregory S. Akins	8,333	16,667	—	10.00	6/24/2015
EVP and CCO
Potential Payments Upon Termination or Change in Control
     We have employment contracts with each of our named executive officers that provide for potential payments upon termination or a change in control. The details of the provisions of these contracts are described below.
     Jackie L. Reed. Mr. Reed’s contract provides that we will employ him as President and Chief Executive Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Reed’s employment is terminated without cause he will be entitled to severance pay equal to two month’s salary. Assuming such a termination as of the last business day of 2006, the Bank would have been required to pay Mr. Reed $33,333. If Mr. Reed’s employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Mr. Reed leaves the Bank for “good reason” during this period, he will be entitled to receive his salary through the month of the termination and severance pay equal to two times his then existing base salary. Mr. Reed may also leave the Bank’s employ within 90 days after a change in control, in which case he would be entitled to the severance payment. This payment is in addition to other amounts owed to Mr. Reed pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2006, the Bank would have been required to pay Mr. Reed $433,333.
     Mr. Reed’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of our primary location in Franklin, Georgia for a period of one year. Mr. Reed will also be restricted on the disclosure and use of our confidential information and trade secrets. In addition, he will be restricted in his ability to solicit our employees or customers.

     Teresa L. Martin. Ms. Martin’s contract provides that we will employ her as Executive Vice President and Chief Financial Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Ms. Martin’s employment is terminated without cause she will be entitled to severance pay equal to two month’s salary. Assuming such a termination as of the last business day of 2006, the Bank would have been required to pay Ms. Martin $22,500. If Ms. Martin’s employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Ms. Martin leave the Bank for “good reason” during this period, she will be entitled to receive her salary through the month of the termination and severance pay equal to two times her then existing base salary. Ms. Martin may also leave the Bank’s employ within 90 days after a change in control, in which case she would be entitled to the severance payment. This payment is in addition to other amounts owed to Ms. Martin pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2006, the Bank would have been required to pay Ms. Martin $292,500.
     Ms. Martin’s employment agreement will provide that in the event of her termination from employment, she will not work in a similar capacity for a competing banking business within 20 miles of the Bank’s primary location in Franklin, Georgia for a period of one year. Ms. Martin will also be restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, she will be restricted in his ability to solicit Bank employees or Bank customers.
     Page E. Goodson. Mr. Goodson’s contract provides that we will employ him as Executive Vice President and Chief Operations Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Goodson’s employment is terminated without cause he will be entitled to severance pay equal to two month’s salary. Assuming such a termination as of the last business day of 2006, the Bank would have been required to pay Mr. Goodson $25,000. If Mr. Goodson’s employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Mr. Goodson leaves the Bank for “good reason” during this period, he will be entitled to receive his salary through the month of the termination and severance pay equal to two times his then existing base salary. Mr. Goodson may also leave the Bank’s employ within 90 days after a change in control, in which case he would be entitled to the severance payment. This payment is in addition to other amounts owed to Mr. Goodson pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2006, the Bank would have been required to pay Mr. Goodson $325,000.
     Mr. Goodson’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of our primary location in Franklin, Georgia for a period of one year. Mr. Goodson will also be restricted on the disclosure and use of our confidential information and trade secrets. In addition, he will be restricted in his ability to solicit our employees or customers.

     Gregory S. Akins. Mr. Akins’ contract provides that we will employ him as Executive Vice President and Chief Credit Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Akins’ employment is terminated without cause he will be entitled to severance pay equal to twelve month’s salary. Assuming such a termination as of the last business day of 2006, the Bank would have been required to pay Mr. Akins $135,000. If Mr. Akins’ employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Mr. Akins leaves the Bank for “good reason” during this period, he will be entitled to receive his salary through the month of the termination and severance pay equal to two times his then existing base salary. Mr. Akins may also leave the Bank’s employ within 90 days after a change in control, in which case he would be entitled to the severance payment. This payment is in addition to other amounts owed to Mr. Akins pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2006, the Bank would have been required to pay Mr. Akins $405,000.
     Mr. Akin’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of our primary location in Franklin, Georgia for a period of one year. Mr. Akins will also be restricted on the disclosure and use of our confidential information and trade secrets. In addition, he will be restricted in his ability to solicit our employees or customers.
2006 Director Compensation
     The following table provides information concerning the compensation of our directors for 2006. The table omits Jackie L. Reed since he is also a named executive officer and his compensation for services as a director if fully reflected in the summary compensation table above.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Roy L. Denney	3,000	—	—	—	—	—	3,000

Walter D. Duke	4,000	—	—	—	—	—	4,000

Wyche T. Green, III	3,250	—	—	—	—	—	3,250

Greg M. Hagan	3,800	—	—	—	—	—	3,800

George B. Hamil, Jr.	3,750	—	—	—	—	—	3,750

Terry L. Harper	11,500	—	—	—	—	—	11,500

Emmett K. Harrod	6,300	—	—	—	—	—	6,300

Howard J. Lindsey	3,450	—	—	—	—	—	3,450

Dennis H. McDowell	6,400	—	—	—	—	—	6,400

Edward R. Newbern	6,500	—	—	—	—	—	6,500

Carl R. Sewell, Jr.	3,600	—	—	—	—	—	3,600

Bart R. Smith	4,393	—	—	—	—	—	4,393

Gleamer L. Smith, Jr.	6,600	—	—	—	—	—	6,600

David G. Sorrell	3,600	—	—	—	—	—	3,600

Robert L. Stewart, Jr.	6,500	—	—	—	—	—	6,500
PROPOSAL NO. 2 —
APPROVAL OF THE 2007 EQUITY PLAN
     On April 10, 2007, the board of directors of the Company adopted the FGBC Bancshares, Inc. 2007 Equity Plan (the “2007 Plan”) and reserved 362,662 shares of Common Stock for issuance thereunder (the “Plan Pool”), subject to approval by the Company’s shareholders at the Annual Meeting. The 2007 Plan is designed to replace the Company’s 2003 Stock Option Plan (the “2003 Plan”). As such, the number of shares in the Plan Pool is equal to the number of shares that remain available under the 2003 Plan. The Company is proposing the 2007 Plan in order to increase its flexibility in awarding equity compensation. Specifically, the 2007 Plan allows the Company to grant awards of restricted stock, stock appreciation rights and performance units in addition to stock options. At the Annual Meeting, the shareholders are being asked to approve the 2007 Plan and the reservation of shares of Common Stock for issuance thereunder.

     The board of directors recommends a vote FOR the approval of the FGBC Bancshares, Inc. 2007 Equity Plan and the reservation of shares of Common Stock for issuance thereunder.
Summary of the 2007 Plan
     General. The 2007 Plan is intended:
•	To attract and retain employees, consultants, advisers, and directors;

•	To strengthen the Company’s ability to develop, maintain and direct a competent management team;

•	To provide an effective means for selected employees, consultants, advisers and directors to acquire and maintain ownership of the Company’s Common Stock;

•	To motivate employees to achieve long-range performance goals and objectives; and

•	To provide incentive compensation opportunities competitive with peer financial institutions.
     Administration. The 2007 Plan is administered by the Compensation Committee of the board of directors, although the board may reserve to itself any or all of the authority of the Compensation Committee. Under the 2007 Plan, the Compensation Committee has the discretion to:
•	interpret and administer the 2007 Plan and to establish and amend rules and regulations for its administration; and

•	determine the recipients of awards, the amount of awards, the time or times when such awards will be made, the vesting schedule (if any) and other terms and conditions of awards.
     Permissible Awards. The 2007 Plan authorizes the granting of awards in any of the following forms:
•	options to purchase shares of the Company’s Common Stock, which may be designated as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to eligible employees);

•	stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	performance units, which are awards payable in cash or stock upon the attainment of specified performance goals; and

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.
     Eligibility. All directors, full-time employees, consultants and advisors of the Company or its subsidiaries are eligible to participate in the 2007 Plan; provided, however, that only full-time employees are eligible to receive incentive stock options. The approximate number of eligible participants is 215, which may increase or decrease over time based on future growth of the Company. At the discretion of the Compensation Committee, eligible recipients will be granted awards. The Compensation Committee’s decision to award grants may be based upon such factors as:
•	the functions and responsibilities of the recipient; and

•	present or potential contributions by the recipient to the success of the Company.
     The Compensation Committee may also condition awards on the attainment of certain performance goals such as earnings per share or net income.
     Shares Available; Adjustments Upon Changes in Capitalization. The total number of shares on which awards may be granted under the 2007 Plan is initially 362,662. This figure, as well as all exercise prices, will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from:
•	a stock split;

•	payment of a stock dividend on the Common Stock;

•	a subdivision or combination of shares of the Common Stock; or

•	a reclassification of the Common Stock.
     The foregoing adjustments and manner of their application will be in the discretion of the Compensation Committee to determine, subject to approval of the board of directors. The grant of an award pursuant to the 2007 Plan will not in any way affect the right or power of the Company to make adjustments, reclassifications, changes of its capital or business structure, or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.
     Performance Goals. All options and SARs granted under the 2007 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2007 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:
•	Earnings per share (actual or targeted growth);

•	Net income after capital costs;

•	Net income (before or after taxes);

•	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

•	Efficiency ratio;

•	Full-time equivalency control;

•	Noninterest expense

•	Noninterest income compared to net interest income ratio;

•	Expense targets;

•	Operating efficiency;

•	EVA®;

•	Credit quality measures;

•	Customer satisfaction measures;

•	Loan growth;

•	Deposit growth;

•	Net interest margin;

•	Fee income; and

•	Operating expense.
     The Compensation Committee must establish such goals within the earlier of (i) 90 days after the beginning of the period for which such performance goal relates or (ii) the expiration of 25% of the performance period.
     Treatment of Awards upon Termination of Employment. Subject to a change in control, as described below, and unless otherwise specified in the applicable award agreement, outstanding awards will be treated in the following manner if a participant’s employment with the Company or a subsidiary is terminated:
•	If the participant’s termination is due to death or normal retirement all of the participant’s outstanding awards will become fully vested and, if applicable, exercisable. Upon the participant’s termination for early retirement, all of the participant’s outstanding awards will vest on a pro-rata basis as determined by the vesting schedule per such participant’s award agreement. Upon the participant’s termination for any other reason, any awards that are not vested and/or exercisable on the date of such termination will immediately terminate and be of no further force and effect.

•	If the participant terminates for any reason other than (i) death, (ii) discharge for cause, or (iii) normal retirement, such participant’s outstanding options or SARs may be exercised at any time within three months after such termination, to the extent that the number of shares covered by such options or SARs are vested and exercisable at the date of such termination; except that an option or SAR will not be exercisable on any date beyond the expiration date of such option or SAR.
•	Upon a termination for cause, any options or SARs held by the participant (whether or not then exercisable) will expire and any rights thereunder will terminate immediately. Any non-vested restricted stock awards will immediately be forfeited and any rights thereunder will terminate.

•	Upon a termination due to the participant’s death, any SARs or options that are then exercisable may be exercised by the participant’s personal representative at any time before the earlier of (i) three months after the participant’s death or (ii) the expiration date of the award.

•	Upon a termination due to normal retirement, early retirement, or if the participant is terminated without cause, any SARs or options that are then exercisable may be exercised by the participant at any time before the earlier of (i) three months after the termination or (ii) the expiration date of the award.

•	If a participant who terminates due to retirement dies prior to exercising all of his or her outstanding options or SARs, then such options or SARs may be exercised by the participant’s personal representative at any time before the earlier of (i) three months after the participant’s death or (ii) the expiration date of the award.

•	A performance unit award will terminate for all purposes if the participant terminates at any time during the applicable performance period, except as may otherwise be determined by the Compensation Committee. In the event that a participant holding a performance unit terminates following the end of the applicable performance period but prior to full payment according to the terms of the performance unit award, the performance unit award will terminate.
     Treatment of Awards Upon Change in Control. Immediately prior to a change in control (or at such earlier time as the Committee may determine in its absolute discretion) all or any part of the awards theretofore granted pursuant to the Plan will become immediately exercisable in full (or in the case of restricted stock, fully vested) and may thereafter be exercised at any time before the effective time of consummation of the change in control. Any award that has not been fully exercised at or before the effective time of consummation of the change in control shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all awards theretofore granted, or the substitution for such awards of similar awards with respect to the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the awards theretofore granted will continue in the manner and under the terms so provided.
     Outstanding options or SARs which vest in accordance with a change in control and are assumed by the acquiring entity may be exercised by the participant as described under “Treatment of Awards Upon Termination of Employment.”

     Discretionary Acceleration. Regardless of whether a termination or a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested.
     Termination and Amendment. The board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but the following types of amendments require shareholder approval:
•	an expansion of the types of available awards;

•	a material expansion of the class of eligible participants;

•	a material change in the method of determining the option price of options;

•	a deletion or limitation of the restriction against option repricing;

•	an extension of the termination date of the 2007 Plan; and

•	any amendment where shareholder approval is required pursuant to applicable law or regulation, including any listing standard that may apply to the Company.
     Prohibition on Repricing. Outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.
Federal Income Taxes
     The following is only a summary of the effect of federal income taxation upon the holder of Rights under the 2007 Plan and the Company with respect to the grant and exercise of Rights under the 2007 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the holder’s death or the income tax laws of any municipality, state or foreign country in which the holder’s income or gain may be taxable.
     Stock Options: ISOs. The optionee will not realize taxable income upon the grant or exercise of ISOs, and the Company will not receive an income tax deduction at either such time. If the optionee does not sell the shares of the Company’s Common Stock acquired upon exercise of the ISO within either two years after the grant of the ISO or one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the shares of the Company’s Common Stock acquired upon exercise of the ISO, the optionee will realize as ordinary income an amount equal to the lesser of:
•	the gain realized by the optionee upon such disposition; or

•	the difference between the exercise price and the fair market value of the shares on the date of exercise.

•	In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount realized by the optionee as ordinary income would be taxed as a long-term or short-term capital gain, depending on the applicable holding period. While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
     Stock Options: Non-Qualified Options. Upon exercise of a Non-Qualified Option granted under the 2007 Plan, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares. Upon a subsequent sale of the shares, the optionee will recognize capital gain or loss. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon exercise of the option.
     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed to a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
     SARs. The recipient is generally taxed at ordinary income rates only when the payments are actually made to the recipient. Although the Company is generally entitled to a tax deduction for a corresponding amount at the same time the employee incurs the taxable income, the Company must record a compensation expense for book accounting purposes on a continuing basis based upon the estimated value of the outstanding grants.
     Performance-Based Cash Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based cash award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
     Code Section 409A. The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan are designed to be exempt from the application of Code Section 409A.

Benefits to Executive Officers and Others
     As of March 1, 2007, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such person or groups pursuant to the 2007 Plan in the future.
Shareholder Approval Required
     The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for approval of the 2007 Plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. No actions have yet been taken to determine grants to be made from this 2007 Plan. Subject to shareholder approval, future grants made from the 2007 Plan will be determined by the Compensation Committee according to the governing provisions in the 2007 Plan document. Please refer to Appendix C for a complete copy of the proposed 2007 Plan.
Equity Compensation Plan Table
     The following table sets forth information relating to the Company’s equity compensation plans as of December 31, 2006. As noted above, the 2007 Plan is designed to replace the 2003 Plan. Since all of the shares identified below as available for future issuance are part of the 2003 Plan (such figure having declined to 362,662 as of the date of this Proxy Statement), none of these shares will be issued if the 2007 Plan is approved by the Company’s shareholders.

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))

Equity compensation plans approved by security holders	978,240	$7.28	371,587
Equity compensation plans not approved by security holders	—	—	—

Total	978,240	$7.28	371,587

PROPOSAL NO. 3 —
RATIFICATION OF INDEPENDENT AUDITORS
     Mauldin & Jenkins, LLC served as the Company’s independent auditors for the fiscal year ended December 31, 2006, and has been reappointed by the board of directors to serve in that capacity for the 2007 fiscal year. The Company has been advised that no member of Mauldin & Jenkins, LLC or any of its associates have any financial interest in the Company. A representative of Mauldin & Jenkins, LLC will be available at the Annual Meeting to respond to questions or make a statement on behalf of the independent auditors, if they so desire.
     Although not formally required, the appointment of the independent auditors of the Company has been directed by the board of directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Mauldin & Jenkins, LLC, the appointment of the independent auditors will be reconsidered by the board. Even if the shareholders ratify the appointment, the board of directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during 2007 if the board of directors believes that such a change would be in the best interests of the Company.
     The following captions set forth the amounts billed by Mauldin & Jenkins, LLC for auditing services and all other services. The Company’s board of directors has considered whether the provision of non-audit services is compatible with maintaining auditor independence.
     Audit Fees. Mauldin & Jenkins, LLC billed the Company $64,405 for 2006 and $32,000 for 2005 for professional services rendered in connection with the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings for these years.
     Audit-Related Fees. Mauldin & Jenkins, LLC billed the Company $17,387 for 2006 and $7,105 for 2005 for services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under “Audit Fees” above.
     Tax Fees. Mauldin & Jenkins, LLC billed the Company $5,000 for 2006 and $5,200 for 2005 for professional services rendered for tax compliance, tax advice, and tax planning.
     All Other Fees. Mauldin & Jenkins, LLC did not bill the Company for any professional services during 2006 and 2005 other than those described above.
     The board of directors recommends that the shareholders vote FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2007.

OTHER MATTERS
     The board of directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.
VOTING REQUIREMENTS
     Under law and pursuant to the bylaws of the Company, the presence, in person or by proxy, of the holders of more than 50% of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted in determining whether a quorum has been constituted, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority.
     With regard to Proposal No. 1, the election of Class I directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by a plurality of votes cast by the shares voting at the meeting.
     With regard to Proposal No. 2, the approval of the 2007 Equity Plan, votes may be cast for or against the matter, or shareholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.
     With regard to Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or shareholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.
     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the board of directors, FOR the approval of the 2007 Equity Plan, FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.
SHAREHOLDER PROPOSALS
     Any shareholder proposal intended to be presented at the 2008 annual meeting of shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than December 25, 2007. Any such proposal must comply in all respects with the rules and regulations of the SEC.

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Company’s 2008 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 10, 2008, and advises shareholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 10, 2008. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.
ANNUAL REPORT ON FORM 10-K
     A copy of the Company’s Annual Report to Shareholders accompanies this proxy statement. The Annual Report includes a copy of its annual report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary. If the person requesting the Form 10-K was not a shareholder of record on April 11, 2007, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.
AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Company’s office located at 100 Tom Reed Drive, Carrollton, Georgia 30117.

By Order of the Board of Directors
President and Chief Executive Officer
Franklin, Georgia
April 23, 2007

APPENDIX A
First Georgia Banking Company
Compensation Committee Charter
Purpose
The primary purpose of the Compensation Committee (the “Committee”) is to aid the Board of Directors (the “Board”) in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the chief executive officer. The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.
Membership
The Committee shall be comprised of at least three (3) members of the Board each of whom shall: (a) meet the independence requirements of the appropriate public market listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; (b) qualify as “non-employee directors” as defined in Section 16 of the Securities Exchange Act of 1934; and (c) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.
Structure and Meetings
The chairperson of the Committee will preside at each meeting of the Committee and in consultation with the other members of the Committee, shall set the frequency and length of each meeting and agenda of the items to be addressed at each meeting.
Duties and Responsibilities
The Committee shall have the duties, responsibilities and authority to:
•	Annually review and determine (i) the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer, and (ii) corporate goals and objectives relevant to compensation of the chief executive officer, (iii) evaluate performance in light of these goals and objectives, (iv) approve compensation in accordance therewith and provide a report thereon to the Board.

•	Annually review and approve the amounts and terms of base salary, incentive compensation and all other compensation for the Company’s executive officers to include the CFO, SLO and COO, and report the Committee’s determination to the Board. In determining compensation, the Committee will review overall performance in the fiscal year with focus on income and earnings per share. Other considerations may include the following: non-interest revenue and income, various expense control criteria, deposit growth, loan production, customer satisfaction, customer retention sales and referral revenues and development and expansion of the Company’s product lines, market areas and strategies.

•	Prepare, or oversee the preparation of, and approve the annual Committee report on executive compensation for inclusion in the Company’s proxy statement.

A-1

•	Review executive officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate).

•	Review and approve employment agreements, severance agreements and change in control agreements and provisions when, and if appropriate, as well as any special supplemental benefits.

•	Review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans, establish criteria for the terms of awards granted to participants under such plans, grant awards in accordance with such criteria and exercise all authority granted to the Committee under such plans, or by the Board in connection with such plans.

•	Conduct an annual review of the Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Report regularly to the Board on the Committee’s activities.

•	Obtain advice and assistance as needed, from internal or external legal, accounting, search firms, compensation specialists or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment.

•	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deem appropriate.

•	Delegate responsibilities to subcommittees of the Committee as necessary or appropriate.

A-2

APPENDIX B
AUDIT COMMITTEE CHARTER
FGBC BANCSHARES, INC.
I. PURPOSE
     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by FGBC Bancshares, Inc. (the “Company”) to any governmental body or the public; the Company’s systems of internal controls; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system, compliance with ethics policies, legal and regulatory requirements.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.
     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.
II. COMPOSITION
     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom must: (i) be independent as defined in Nasdaq Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the Company’s financial statements or any subsidiary at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including, but not limited to, the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
     One director, who is not an “independent director”, as defined by the rules of Nasdaq, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders and the Board discloses, in the next annual proxy statement after such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.
     The members of the Audit Committee and its Chairperson shall be designated by the Board of Directors at the annual organizational meeting of the Board.
III. MEETINGS
     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Company’s financials consistent with IV.A.4. below.
IV. RESPONSIBILITIES AND DUTIES
     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior
     To fulfill its responsibilities and duties the Audit Committee shall:
A.	Documents/Reports Review
1.	Review and update this Charter, at least annually and more frequently as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.	Review with financial management and the independent auditors the 10-Q or 10-K and the release of earnings prior to its filing or release. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5.	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.
B.	Independent Auditors
1.	Be directly responsible for the appointment, retention, and termination of the independent auditors, subject to shareholder ratification, and the independent auditors must report directly to the Audit Committee. The Audit Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

2.	Pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee. Any decisions of the Chairperson, to whom pre-approval authority is delegated, will be presented to the full Audit Committee at its next scheduled meeting.

3.	Obtain and review a report, at least annually, by the independent auditors describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company in order to assess the auditor’s independence.

4.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.
C.	Financial Reporting Processes
1.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality, and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

4.	Review the Company’s quarterly and annual financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to any governmental body or the public.

5.	Review with the independent auditors and the Company’s counsel compliance matters and any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

6.	Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

7.	Prepare a report for including in the Company’s annual proxy statement, as required by the SEC.
D.	Oversight of Audit Process
1.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditors.

2.	Review with the independent auditors the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

3.	Review the internal audit function of the Company including the independence and authority of its reporting obligations.

4.	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

5.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.
E.	Process Improvement and other Roles and Responsibilities
1.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

3.	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.

4.	Review corporate attorneys’ reports for evidence of a material violation of securities laws or breaches of fiduciary duty.

5.	Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

APPENDIX C
FGBC BANCSHARES, INC.
2007 EQUITY PLAN
     THIS PLAN is made this 11th day of April, 2007, by FGBC Bancshares, Inc., a Georgia corporation (the “Company”).
ARTICLE I.
PURPOSE AND EFFECTIVE DATE
1.1. Purpose. The purpose of the Plan is to provide financial incentives for selected Employees, Consultants/Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining Employees, Consultants/Advisors and Non-Employee Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees, Consultant/Advisors and Non-Employee Directors to acquire and maintain ownership of Company Stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with peer financial institution holding companies.
1.2. Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Stockholders under applicable rules and procedures, including those prescribed under Section 162(m) and 422 of the Code. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.
ARTICLE II.
DEFINITIONS
     The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
2.1. Award means, individually or collectively, any Option, Stock Appreciation Right (SAR), Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.
2.2. Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.
2.3. Board means the Board of Directors of the Company.

2.4. Cause, with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by the Company’s banks regulators. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion.
2.5. Company means FGBC Bancshares, Inc., a Georgia corporation.
2.6. Company Director means a non-employee member of the Board of Directors of the Company.
2.7. Company Stock means the Company’s common shares, without par value per share.
2.8. Consultant/Advisor means any consultant or advisor who renders bona fide services to the Company and/or one or more of the Subsidiaries and who is neither an Employee nor a director of the Company or any Subsidiary.
2.9. Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.
2.10. Committee means the Compensation Committee of the Board or a subcommittee thereof.
2.11. Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.
2.12. Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
2.13. Early Retirement means any person that is at least 55 years old and has at least 30 years of service with the Company.
2.14. Exchange Act means the Securities Exchange Act of 1934, as amended.
2.15. Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).
2.16. Fair Market Value means, as of any specified date, an amount equal to the reported closing price of a share of Company Stock on an established stock exchange or quotation system on the specified date or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on an established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.
2.17. Fiscal Year means the fiscal year of the Company, which is the 52- or 53-week period ending on December 31.
2.18. Incentive Stock Option means an option within the meaning of Section 422 of the Code.
2.19. Non-Employee Director means either a Company Director or a Subsidiary Director.
2.20. Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.
2.21. Normal Retirement means any person who is at least 65 years old.
2.22. Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.
2.23. Option Price means the price at which Company Stock may be purchased under an Option.
2.24. Participant means an Employee, a Consultant/Advisor or a Non-Employee Director to whom an Award has been made under the Plan.
2.25. Performance Goals means goals established by the Committee pursuant to Section 4.5.
2.26. Performance Period means a period of time over which performance is measured.
2.27. Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.
2.28. Performance Unit Award means an Award granted under Article IX.
2.29. Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.
2.30. Plan means the FGBC Bancshares, Inc. 2007 Equity Plan.
2.31. Predecessor Plan means the Company’s 2004 Stock Option Plan.
2.32. Restricted Performance Stock means Company Stock subject to Performance Goals.
2.33. Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.
2.34. Restricted Stock Award means an Award granted under Article VI.

2.35. Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.
2.36. Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant’s Termination.
2.37. SAR means a stock appreciation right granted under Section 5.7.
2.38. Shareholders mean the shareholders of the Company.
2.39. Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.
2.40. Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.
2.41. Termination means a “separation from service” as defined under Section 409A of the Code.
ARTICLE III.
ADMINISTRATION
3.1. Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board; provided, however, that the Board has the authority to grant Awards to Company Directors. The Board may reserve to itself any or all authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extend that the Board has reserved any authority or responsibility during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and reference herein to the Committee (other than in this Section 3.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
3.2. Powers of Committee.
(a)	The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)	Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees, Consultants/Advisors and Non-Employee Directors who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and

Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.
(c)	The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.
ARTICLE IV.
AWARDS
4.1. Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee, Consultant/Advisor or Non-Employee Director.
4.2. Eligibility for Awards. An Award may be made to any Employee or Consultant/Advisor selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee and/or Consultant/Advisor, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.
4.3. Shares Available Under the Plan.
(a)	The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Performance Stock and Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, 362,662 shares.

(b)	No awards shall be granted under the Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.
4.4. Limitation on Awards. The maximum aggregate dollar value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units awarded to any Employee or Consultant/Advisor with respect to a Performance Period or Restriction Period may not exceed $1 million or [one million] shares of Company Stock for each Fiscal Year included in such Performance Period or Restriction Period. The maximum number of shares for which Options or SARs may be granted to any Participant in any one Fiscal Year shall not exceed one million.
4.5. General Performance Goals.
(a)	Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:
(i)	Earnings per share (actual or targeted growth);

(ii)	Net income after capital costs;

(iii)	Net income (before or after taxes);

(iv)	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

(v)	Efficiency ratio;

(vi)	Full-time equivalency control;

(vii)	Noninterest expense

(viii)	Noninterest income compared to net interest income ratio;

(ix)	Expense targets;

(x)	Operating efficiency;

(xi)	EVA®;

(xii)	Credit quality measures;

(xiii)	Customer satisfaction measures;

(xiv)	Loan growth;

(xv)	Deposit growth;

(xvi)	Net interest margin;

(xvii)	Fee income; and

(xviii)	Operating expense.
(b)	For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.
(c)	Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.
(d)	With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.
(e)	Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or cumulative effect of a change in accounting in determining the attainment of Performance Goals.
(f)	To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1. Award of Stock Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code); and (b) Nonqualified Stock Options to any Employee, Consultant/Advisor or Non-Employee Director (as permitted in Article VII).

5.2. Period of Option.
(a)	An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.
(b)	Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Consultant/Advisor, or Non-Employee Director.
5.3. Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.4. Option Price, Exercise and Payment.
(a)	Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.
(b)	Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under NASDAQ rules or the rules of the exchange or quotation system on which the Company Stock is then traded.
(c)	Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer or Secretary, Compensation Committee of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.
(d)	In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.
5.5. Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the vesting of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422 of the Code; provided that, to the extent any such vesting exceeds such $100,000 calendar year limit, the portion of such granted Option shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.
5.6. Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.
5.7. Award of SARs.
(a)	The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee, Consultant/Advisor or Non-Employee Director (as provided in Article VII).
(b)	A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued in the manner specified in this Section 5.7(b).
(c)	SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.
(d)	The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price. Such value shall be determined in the manner specified in Section 5.7(b).

(e)	A SAR shall be exercisable only by written notice to the Chief Financial Officer, Secretary or Committee of the Company or his or her designee.
(f)	To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer, Secretary or Committee otherwise in writing. Such value shall be determined in the manner specified in Section 5.7(b).
(g)	Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.
ARTICLE VI.
RESTRICTED STOCK
6.1. Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, Consultant/Advisor or Non-Employee Director (as provided in Article VII), subject to this Article VI and to such other terms and conditions as the Committee may prescribe.
6.2. Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.
6.3. Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.
6.4. Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.
6.5. Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement.
ARTICLE VII.
AWARDS FOR NON-EMPLOYEE DIRECTORS
7.1. Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.
7.2. No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.
ARTICLE VIII.
UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES
AND/OR CONSULTANT/ADVISORS
8.1. The Committee may make awards of unrestricted Company Stock to Employees and/or Consultants/Advisors on such terms and conditions as the Committee may prescribe.
ARTICLE IX.
AWARD OF PERFORMANCE UNITS
9.1. Award of Performance Units. The Committee may award Performance Units to any Employee and/or Consultant/Advisor. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.
9.2. Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.
9.3. Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.
9.4. Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.
9.5. Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.
9.6. Payment.
(a)	Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.
(b)	Payment of Performance Units shall be made in cash, except that Performance Units which are measured using Company Stock shall be paid in Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.
9.7. Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.
ARTICLE X.
GENERAL TERMINATION PROVISIONS
10.1. Termination of Employment. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.
(a)	If the Participant’s Termination is due to death or Normal Retirement all of the Participant’s outstanding Awards shall become fully vested and, if applicable, exercisable. Upon the Participant’s Termination for Early Retirement, all of the Participant’s outstanding Awards shall vest on a pro-rata basis as determined by the vesting schedule per each Participant’s Award Agreement. Upon the Participant’s Termination for any other reason, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.
(b)	If the Participant Terminates for any reason other than (i) death, (ii) discharge for Cause, or (iii) or Normal Retirement, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent that the number of shares covered by such Options or SARs are vested and exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.
(c)	Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately.

Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.
(d)	Upon a Termination due to the Participant’s death, any SARs or Options that are then exercisable may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) three months after the Participant’s death or (ii) the expiration date of the Award.
(e)	Upon a Termination due to Normal Retirement, Early Retirement, or if the Participant is terminated without Cause, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) three months after the termination event or (ii) the expiration date of the Award.
(f)	If a Participant who Terminates due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) three months after the Participant’s death or (ii) the expiration date of the Award.
(g)	Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate.
ARTICLE XI.
CHANGE IN CONTROL OF THE COMPANY
11.1. Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.
11.2. Definitions.
(a)	Change in Control. For purposes of this Plan, Change in Control shall mean a Change in the Actual Control of the Company, as described in Section 11.2(a)(i), a Change in Effective Control, as described in Section 11.2(a)(ii), or a Change in the Ownership of the Company’s Assets, as described in Section 11.2(a)(iii).
(i)	Change in Actual Control shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section (iv), below) of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Section 11.2(a)(ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section.
(ii)	Change in Effective Control shall mean:
          (A) The acquisition by any one person, or more than one person acting as a group (as defined in Section (iv), below), during any 12-month period of ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or
          (B) The replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election in accordance with Treasury Regulation § 1.409A-1(g)(5)(iv)(A)(2).
Notwithstanding the foregoing, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this Section (ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control.
(iii)	Change in the Ownership of the Company’s Assets shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section (iv), below), during any 12-month period of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, there is no change in control event under this section when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer.

(iv)	Persons acting as a group. For purposes of this Section 11.2(a), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

11.3. Effect of Change in Control on Certain Awards.
(a)	Immediately prior to a Change in Control (or at such earlier time as the Committee may determine in its absolute discretion) all or any part of the Awards theretofore granted pursuant to this Plan shall become immediately exercisable in full (or in the case of Restricted Stock, fully vested) and may thereafter be exercised at any time before the effective time of consummation of the Change in Control. Any Award that has not been fully exercised at or before the effective time of consummation of the Change in Control shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Awards theretofore granted, or the substitution for such Awards of similar awards with respect to the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.
(b)	Outstanding Options or SARs which vest in accordance with this Section 11.3 and which are assumed by the surviving entity may be exercised by the Participant in accordance with Article X.
11.4. Amendment or Termination. Except as provided in Section 12.2(c), this Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
12.1. Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments shall also be made by the Committee in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.
12.2. Amendment, Suspension, and Termination of Plan.
(a)	The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees, consultants/advisors or directors eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.
(b)	The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.
(c)	Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.
12.3. Nonuniform Determinations. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (i) the determination of the Employees, Consultants/Advisors and Non-Employee Directors to receive Awards, (ii) the form, amount, and timing of any Awards, (iii) the terms and provisions of any Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees, Consultants/Advisors and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees, Consultants/Advisors and Non-Employee Directors are similarly situated.

12.4. General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.
12.5. No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, or advisor for any period of time or at any particular rate of compensation.
12.6. Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws.
12.7. Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.
12.8. Indemnification of Board and Committee. Indemnification shall be in accordance with the Company’s articles of incorporation and bylaws as amended by the Shareholders from time to time.
12.9. No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
12.10. Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

FGBC BANCSHARES, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2007
     The undersigned shareholder of FGBC Bancshares, Inc. (the “Company”) hereby appoints Terry L. Harper and Jackie L. Reed and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, on Monday, May 21, 2007, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.
THE BOARD OF DIRECTORS HEREBY RECOMMENDS
A VOTE FOR THE PROPOSALS

PROPOSAL ONE:	To elect the five nominees listed below each to serve as Class III directors of the Company for a three-year term expiring at the 2010 Annual Meeting of Shareholders.

☐	For all the nominees listed below	☐	Withhold authority to vote for all nominees listed below
(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee’s name or names listed below.)
Walter D. Duke
George B. Hamil, Jr.
Terry L. Harper
Howard J. Lindsey
Robert L. Stewart, Jr.

PROPOSAL TWO:	To approve the FGBC Bancshares, Inc. 2007 Equity Plan as a replacement to the Company’s existing stock option plan.

☐ For	☐ Against	☐ Abstain

PROPOSAL THREE:	To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2007.

☐ For	☐ Against	☐ Abstain

This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR the Proposal.
Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

	Dated:	, 2007

Signature of Shareholder

Signature of Shareholder (for jointly held shares)
If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting and give full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in the name of the entity by an authorized person.
Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.
PLEASE RETURN THIS PROXY NO
LATER THAN MAY 18, 2007